UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	May 5, 2020

              The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

                    (414) 905-1000

(Registrant’s telephone number, including area code)

                    Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On May 5, 2020, The Marcus Corporation (the “Company”) issued a press release announcing its financial results for its first quarter ended March 26, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Certain matters discussed in the press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects of the COVID-19 pandemic (as defined below) on the Company’s theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service the Company’s existing and future indebtedness; (2) the duration of the COVID-19 pandemic and related shelter at home and social distancing requirements and the level of customer demand following the relaxation of such requirements; (3) the availability, in terms of both quantity and audience appeal, of motion pictures for the Company’s theatre division (particularly following the COVID-19 pandemic, during which the production of new movie content has essentially ceased), as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in the Company’s markets, including but not limited to, those caused by the COVID-19 pandemic; (5) the effects of adverse economic conditions on the Company’s occupancy and room rates caused by the COVID-19 pandemic and the effects on the Company’s occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in the Company’s markets once hotels and resorts are able to reopen; (6) the effects of competitive conditions in the Company’s markets; (7) the Company’s ability to achieve expected benefits and performance from the Company’s strategic initiatives and acquisitions; (8) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of the Company’s business; (9) the effects of weather conditions, particularly during the winter in the Midwest and in the Company’s other markets; (10) the Company’s ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (11) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics (such as the COVID-19 pandemic); (12) a disruption in the Company’s business and reputational and economic risks associated with civil securities claims brought by shareholders; (13) the Company’s ability to timely and successfully integrate the Movie Tavern operations into the Company’s own circuit; and (14) the Company’s ability to achieve the additional revenues and operating income that it anticipates from the Company’s additional week of operations in fiscal 2020 and certain extraordinary events that are scheduled to take place in or near Milwaukee during fiscal 2020, such as the Democratic National Convention and The Ryder Cup, which may be significantly impacted by the COVID-19 pandemic. The Company’s forward-looking statements are based upon the Company’s assumptions, which are based upon currently available information, including assumptions about the Company’s ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that the Company’s theatre closures, hotel closures and restaurant closures are not expected to be permanent or to re-occur; the continued availability of the Company’s workforce following the temporary layoffs the Company has implemented as a result of the COVID-19 pandemic; and the temporary and long-term effects of the COVID-19 pandemic on the Company’s business. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made in the press release are made only as of the date of the press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 8.01.	Other Events.

Form 10-Q Filing

In accordance with the Securities and Exchange Commission Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies, SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), the Company will be relying on the relief provided by the Order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 26, 2020 (the “Form 10-Q”) by up to 45 days.

Due to the novel coronavirus outbreak (the “COVID-19 pandemic”) and measures taken to limit the spread of the COVID-19 pandemic, the Company’s operations and business have experienced significant disruptions. The Company has been following the recommendations of local government and health authorities to minimize exposure risk for its employees, including the temporary closure of its corporate headquarters, and having employees work remotely, which slowed the Company’s routine quarterly financial statement close process. At the same time, the COVID-19 pandemic has resulted in unprecedented operational challenges for the exhibition industry and the hospitality industry generally and the Company in particular. These operational challenges have increased the required disclosures for the Form 10-Q, which have in turn increased the difficulty of the Company’s implementation of inline eXtensible Business Reporting Language requirements. The Company is therefore unable to file the Form 10-Q on its customary schedule.

The Company expects to file the Form 10-Q in mid-May 2020 (but in any event no later than June 19, 2020 which is 45 days from the original filing deadline for the Form 10-Q of May 5, 2020).

Risk Factors Update

In addition, in light of the rapidly evolving COVID-19 pandemic, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 26, 2019. Accordingly, the Company’s risk factor disclosure is hereby updated as follows:

The COVID-19 pandemic has had and may continue to have adverse effects on the Company’s theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service the Company’s existing and future indebtedness, some of which may be significant.

The recent outbreak of the COVID-19 pandemic has had an unprecedented impact on the world and both of the Company’s business segments. The situation continues to be volatile and the social and economic effects are widespread. As an operator of movie theatres, hotels and resorts, restaurants and bars, each of which consists of spaces where customers and guests gather in close proximity, the Company’s businesses are significantly impacted by protective actions that federal, state and local governments have taken to control the spread of the pandemic. These actions include, among other things, declaring national and state emergencies, encouraging social distancing, restricting freedom of movement, mandating non-essential business closures and issuing shelter-in-place, quarantine and stay-at-home orders.

As a result of these measures, the Company temporarily closed all of its theatres on March 17, 2020, and the Company currently is not generating any revenues from the Company’s theatre operations (other than some limited online sales and curbside sales of popcorn, pizza and other assorted food and beverage items). The Company also temporarily closed all of its hotel restaurants and bars at approximately the same time and closed five of its eight company-owned hotels and resorts on March 24, 2020 due to a significant reduction in occupancy at those hotels. The Company announced the closing of its remaining three company-owned hotels on April 8, 2020. The Company currently is not generating any revenues from its hotels and resorts operations.

The Company also (i) temporarily suspended quarterly dividend payments, (ii) halted all non-essential operating and capital expenditures, (iii) temporarily laid-off the majority of its hourly theatre and hotel associates, in addition to temporarily reducing property management and corporate office staff levels, (iv) temporarily reduced salaries of all remaining employees, including a 50% salary reduction for its chairman and president and CEO, and (iv) taken additional measures to preserve cash and improve liquidity. Additionally, the Company has sought and received a waiver of its compliance with the consolidated fixed charge coverage ratio covenant in its existing Credit Agreement, dated January 9, 2020, and all of its senior notes, in each case, until September 2021.

Although the Company believes the closure of its theatres and hotels is temporary, it cannot predict when the effects of the COVID-19 pandemic will subside or when its businesses will return to normal levels. The longer and more severe the pandemic, including repeat or cyclical outbreaks beyond the one the Company is currently experiencing, the more severe the adverse effects will be on its businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service its existing and future indebtedness.

Even when the COVID-19 pandemic subsides, the Company cannot guarantee that it will recover as rapidly as other industries. For example, once federal, state and local government restrictions are lifted, it is unclear how quickly patrons will return to the Company’s theatres and hotels, which may be a function of continued concerns over safety and/or depressed consumer sentiment due to adverse economic conditions, including job losses, among other things. Even once theatres and hotels are reopened, a single case of COVID-19 in a theatre or hotel could result in additional costs and further closures. If the Company does not respond appropriately to the pandemic, or if customers do not perceive the Company’s response to be adequate, the Company could suffer damage to its reputation, which could adversely affect its businesses.

Furthermore, the effects of the pandemic on the Company’s businesses could be long-lasting and could continue to have adverse effects on the Company’s businesses, results of operations, liquidity, cash flows and financial condition, some of which may be significant, and may adversely impact its ability to operate its businesses after its temporary closure ends on the same terms as the Company conducted business prior to the pandemic. Significant impacts on the Company’s businesses caused by the COVID-19 pandemic may include, among others:

•	lack of availability of films in the short- or long-term, including as a result of (i) major film distributors releasing scheduled films on alternative channels or (ii) disruptions of film production;
•	decreased attendance at the Company’s theatres after they reopen, including due to (i) continued safety and health concerns or (ii) a change in consumer behavior in favor of alternative forms of entertainment;
•	reduced travel from the Company’s various leisure, business transient and group business customers;
•	cancellation of major events that were expected to benefit the Company’s hotels and resorts division, including the Democratic National Convention in August 2020 and the Ryder Cup in September 2020;
•	the Company’s inability to negotiate favorable rent payment terms with its landlords;
•	unavailability of employees and/or their inability or unwillingness to conduct work under any revised work environment protocols;
•	increased risks related to employee matters, including increased employment litigation and claims relating to terminations or furloughs caused by theatre and hotel closures;
•	reductions and delays to planned operating and capital expenditures;
•	potential impairment charges;
•	the Company’s inability to generate significant cash flow from operations if its theatres and/or hotels and resorts continue to experience demand at levels significantly lower than historical levels, which could lead to a substantial increase in indebtedness and negatively impact the Company’s ability to comply with the financial covenants, if applicable, in its debt agreements;
•	the Company’s inability to access lending, capital markets and other sources of liquidity, if needed, on reasonable terms, or at all, or obtain amendments, extensions and waivers;
•	the Company’s inability to effectively meet its short- and long-term obligations; and
•	the Company’s inability to service its existing and future indebtedness.

Additionally, although the Company has sought and obtained, and intends to continue to seek, available benefits under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”), or any subsequent governmental relief bills, the Company cannot predict the manner in which any additional benefits under the CARES Act, or any subsequent governmental relief bills, will be allocated or administered and the Company cannot assure you that it will be able to access such benefits in a timely manner or at all. Accessing these benefits and the Company’s response to the COVID-19 pandemic have required the Company’s management team to devote extensive resources and are likely to continue to do so in the near future, which negatively affects the Company’s ability to implement its business plan and respond to opportunities.

The Duration of the COVID-19 Pandemic and Related Shelter-in-Place and Social Distancing Requirements and the Level of Customer Demand Following the Relaxation of Such Requirements May Adversely Affect the Company’s Financial Results.

As noted above, due to the COVID-19 pandemic, the Company’s operations at its theatres and hotels and resorts have been suspended temporarily, and there is uncertainty as to when the Company will be permitted to reopen its facilities. Because the Company operates in several different jurisdictions, the Company may be able to reopen some, but not all, of its theatres and hotels and resorts within a certain timeframe. The Company’s current expectation is that, when it does reopen, it will open to capacity limitations. A reduction in capacity does not necessarily translate to an equal reduction in potential revenues. Reduced capacity may potentially impact attendance on $5 Tuesdays and on opening weekends of major new film releases, but based upon the Company’s past experience, it believes that customers will adapt to reduced seat availability by shifting their attendance to different days and times of day. However, fears and concerns regarding the COVID-19 pandemic could cause the Company’s customers to avoid assembling in public spaces for some time despite the relaxation of shelter-in-place and social distancing measures. Although the Company believes it has sufficient resources to fund its operations well into 2021 in the unlikely event that shelter-in-place, stay-at-home and social distancing requirements last substantially beyond the currently mandated closure periods, the Company has no control over and cannot predict the length of the closure of it theatres and hotels and resorts due to the COVID-19 pandemic. If the Company is unable to generate revenues due to a prolonged period of closure or experiences significant declines in its businesses volumes upon reopening, this would negatively impact its ability to remain in compliance with its debt covenants and meet its payment obligations. In such an event, the Company would either seek covenant waivers or attempt to amend its covenants, though there is no certainty that the Company would be successful in such efforts. Additionally, the Company could seek additional liquidity through the issuance of new debt. The Company’s ability to obtain additional financing and the terms of any such additional financing would depend in part on factors outside of its control.

In addition to the specific risks described above, the COVID-19 pandemic (including federal, state and local governmental responses, broad economic impacts and market disruptions) has heightened the materiality of the other risk factors disclosed in the Company’s Annual Report on Form 10-K for the year ended December 26, 2019.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. Exhibit 99.1 is being furnished herewith:

Exhibit Number

99.1	Press Release of The Marcus Corporation, dated May 5, 2020, regarding its financial results for its first quarter ended March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 5, 2020	By:	/s/ Douglas A. Neis
Douglas A. Neis
Executive Vice President, Chief Financial Officer and Treasurer